Exhibit 99.1

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                          SUFFOLK [LOGO] BANCORP

Contact:    Douglas Ian Shaw                   4 West Second Street
            Corporate Secretary                 Riverhead, NY 11901
            (631) 727-5667         (631) 727-5667 (Voice) - (631) 727-3214 (FAX)
                                             invest@suffolkbancorp.com

                    SUFFOLK BANCORP ELECTS RALPH GIBSON, M.D.
                    AND DAVID A. KANDELL, C.P.A. AS DIRECTORS

      Riverhead, New York, June 23, 2003, -- Suffolk Bancorp (NASDAQ - SUBK) today announced that the Board of Directors has elected Ralph Gibson, M.D. and David A. Kandell, C.P.A. as directors of Suffolk Bancorp and its subsidiary, Suffolk County National Bank. They began service today.

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Chairman, Edward J. Merz, commented, "Dr. Gibson brings a fresh outlook on our business as a physician, and from his experience on Wall Street and in advertising, and as an administrator. Mr. Kandell has an intimate familiarity with our traditional markets, and expertise in accounting. Each will add depth and perspective to the deliberations of our Board of Directors, now and into the future."

Dr. Gibson is in private practice in East Hampton, New York, and serves as Executive Director of the East Hampton Healthcare Foundation. Before locating on Long Island, he held medical positions in New York City, and before becoming a physician, worked in investment banking, municipal securities, and advertising. A native of Ann Arbor, Michigan, he is an alumnus of the Greenhills School in Ann Arbor, Harvard College in Cambridge, Massachusetts where he received his A.B., the University of Chicago Graduate School of Business where he received his M.B.A, and Cornell University Medical College in New York City where he received his M.D. A resident of East Hampton, he is active in the East Hampton Rotary and the East Hampton Ambulance Corps.

      Mr. Kandell is Managing Partner in the accounting firm of Kandell, Farnworth, & Pubins, C.P.A.'s. Affiliated with that firm since 1980, he started his career with a national accounting firm as a tax accountant. A native of Brooklyn, New York, he is a graduate of Westhampton Beach High School, Westhampton Beach, New York, and the University of North Carolina at Chapel Hill, North Carolina from which he received a B.S.B.A. A resident of Quogue, New York, he is active in charitable fund-raising for such organizations as Central Suffolk Hospital, the Suffolk Region of Hadassah for Gene Therapy Research, and East End Hospice, as well as a past participant in the Riverhead Kiwanis, the Estate Planning Council of Suffolk County, and other local groups.

      Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. "SCNB" is Suffolk Bancorp's wholly owned subsidiary. Organized in 1890, Suffolk County National Bank is the second largest independent bank headquartered on Long Island, with 27 offices in Suffolk County, New York.

 Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act
                                    of 1995

      This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk's historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk's market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

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